                                                                      Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Metropolitan Financial Corp.'s Form S-8 (file # 333-86115) of our report dated March 27, 2003 on the financial statements of the Metropolitan Financial Corp. Stock Purchase Plan as of December 31, 2002, and 2001 and for the years then ended appearing on page 2 of this Form 11-K.



                                            /s/ Crowe Chizek and Company LLC
                                                Crowe Chizek and Company LLC



Cleveland, Ohio
April 28, 2003